    As filed with the Securities and Exchange Commission on August 20, 1998

                                                      Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                              __________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                              __________________

                               DOCUMENTUM, INC.
            (Exact name of registrant as specified in its charter)

                              __________________

        DELAWARE                                                  95-4261421
(State of Incorporation)                                      (I.R.S. Employer
                                                             Identification No.)

                              ___________________

                             5671 GIBRALTAR DRIVE
                       PLEASANTON, CALIFORNIA 94588-8547
                                (925) 463-6800
         (Address and telephone number of principal executive offices)

                              ___________________

                          1993 EQUITY INCENTIVE PLAN
                       1995 EMPLOYEE STOCK PURCHASE PLAN
                    1996 NON-OFFICER EQUITY INCENTIVE PLAN
                           (Full title of the plans)

                             ____________________

                               JEFFREY A. MILLER
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               DOCUMENTUM, INC.
                             5671 GIBRALTAR DRIVE
                       PLEASANTON, CALIFORNIA 94588-8547
                                (925) 463-6800
          (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                             _____________________

                                  COPIES TO:
                          JAMES F. FULTON, JR., ESQ.
                              COOLEY GODWARD LLP
                              3000 SAND HILL ROAD
                             BUILDING 3, SUITE 230
                       MENLO PARK, CALIFORNIA 94025-7116
                                (650) 843-5000

                             _____________________

                        CALCULATION OF REGISTRATION FEE

=============================================================================================================================

                                                      PROPOSED MAXIMUM           PROPOSED MAXIMUM
 TITLE OF SECURITIES TO        AMOUNT TO BE          OFFERING PRICE PER         AGGREGATE OFFERING             AMOUNT OF
     BE REGISTERED              REGISTERED                SHARE (1)                  PRICE (1)              REGISTRATION FEE
Stock Options and
 Common Stock (par
 value $.001) (2)            2,325,000 shares         $33.50 - $59.63              $98,766,794                   $29,137

=============================================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c). The price per share and aggregate offering price are based upon (a) the average of the high and low prices of the Registrant's Common Stock on August 13, 1998 as reported on the Nasdaq National Market; (b) for shares issuable under the Company's Employee Stock Purchase Plan calculated on the basis of 85% of the average high and low price of Registrant's Common Stock on August 13, 1998 as reported on the Nasdaq National Market; or (c) for shares issuable pursuant to outstanding options under the Company's Non-Officer Equity Incentive Plan calculated on the basis of the actual exercise price. The chart below details the calculation of the registration fee.

(2) Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of the Registrant's Common Stock that becomes issuable under the plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant's outstanding shares of Common Stock.

                                               Number of           Offering Price              Aggregate
Securities                                      Shares               Per Share               Offering Price
----------                                   -------------       ------------------        ------------------

Common Stock issuable pursuant to the            600,000             $    41.0625               $24,637,500
 1993 Equity Incentive Plan
Common Stock issuable pursuant to the            350,000             $    34.9031               $12,216,085
 1995 Employee Stock Purchase Plan
Common Stock issuable pursuant to                686,354             $33.50-59.63               $33,635,682
 outstanding options under the 1996
 Non-Officer Equity Incentive Plan
Common Stock issuable pursuant to the            688,646             $    41.0625               $28,277,527
 1996 Non-Officer Equity Incentive
 Plan

                                                                     TOTAL:                     $98,766,794
                                                                                                ===========
                                                                                                ===========

================================================================================

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

     The contents of Registration Statement on Form S-8 (No. 333-01832) filed with the Securities and Exchange Commission on March 4, 1996 and Registration Statement on Form S-8 (No. 333-15239) filed with the Securities and Exchange Commission on October 31, 1996, are incorporated herein by reference.


                                    EXHIBITS

EXHIBIT
NUMBER    DESCRIPTION
-------   -----------

4.1(2)    Amended and Restated Certificate of Incorporation.
4.2(1)    Amended and Restated Bylaws.
4.3(3) Certificate of Amendment to the Amended and Restated Certificate of Incorporation.
4.4(1)    Specimen stock certificate.
4.5(1) Amended and Restated Investor Rights Agreement, dated September 20, 1994, between the Registrant and certain investors.
5.1       Opinion of Cooley Godward LLP.
23.1      Consent of PricewaterhouseCoopers LLP.
23.2 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.
24.1      Power of Attorney.  Reference is made to the signature page.
99.1(3)   Registrant's 1993 Equity Incentive Plan, as amended.
99.2(3)   Registrant's 1995 Employee Stock Purchase Plan, as amended.
99.3(3)   Registrant's 1996 Non-Officer Equity Incentive Plan, as amended.
_______________

(1) Filed as an exhibit to the Form S-1 Registration Statement (No. 33-80047), as amended through the date hereof and incorporated herein by reference.

(2) Filed as an exhibit to the Form S-8 Registration Statement (No. 333-01832) and incorporated herein by reference.

(3) Filed as an exhibit to the Form S-3 Registration Statement (No. 333-59331), as amended through the date hereof and incorporated herein by reference.

                                    SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasanton, State of California, on August 12, 1998.

                                    DOCUMENTUM, INC.

                                    By  /s/ Jeffrey A. Miller
                                        -------------------------------------
                                        Jeffrey A. Miller
                                        President and Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey A. Miller and Mark S. Garrett, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                               TITLE                                    DATE

    /s/ Jeffrey A. Miller              President, Chief Executive and Director              August 12, 1998
------------------------------         (Principal Executive Officer)
        Jeffrey A. Miller


     /s/ Mark S. Garrett               Vice President, Finance and                          August 12, 1998
-------------------------------        Operations, and Chief Financial
         Mark S. Garrett               Officer (Principal Financial and
                                       Accounting Officer)


       /s/ Robert Adams                Chairman of the Board of Directors                   August 12, 1998
-------------------------------
           Robert Adams


       /s/ Kathryn Gould               Director                                             August 12, 1998
-------------------------------
           Kathryn Gould


      /s/ Geoffrey Moore               Director                                             August 12, 1998
-------------------------------
          Geoffrey Moore


      /s/ Colin O'Brien                Director                                             August 12, 1998
-------------------------------
          Colin O'Brien


     /s/ John L. Walecka               Director                                             August 12, 1998
-------------------------------
         John L. Walecka


       /s/ Edward Zander               Director                                             August 12, 1998
-------------------------------
           Edward Zander

                                 EXHIBIT INDEX

EXHIBIT
NUMBER    DESCRIPTION
-------   -----------

4.1(2)    Amended and Restated Certificate of Incorporation.
4.2(1)    Amended and Restated Bylaws.
4.3(3) Certificate of Amendment to the Amended and Restated Certificate of Incorporation.
4.4(1)    Specimen stock certificate.
4.5(1) Amended and Restated Investor Rights Agreement, dated September 20, 1994, between the Registrant and certain investors.
5.1       Opinion of Cooley Godward LLP.
23.1      Consent of PricewaterhouseCoopers LLP.
23.2 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.
24.1      Power of Attorney.  Reference is made to the signature page.
99.1(3)   Registrant's 1993 Equity Incentive Plan, as amended.
99.2(3)   Registrant's 1995 Employee Stock Purchase Plan, as amended.
99.3(3)   Registrant's 1996 Non-Officer Equity Incentive Plan, as amended.
_______________

(1) Filed as an exhibit to the Form S-1 Registration Statement (No. 33-80047), as amended through the date hereof and incorporated herein by reference.

(2) Filed as an exhibit to the Form S-8 Registration Statement (No. 333-01832) and incorporated herein by reference.

(3) Filed as an exhibit to the Form S-3 Registration Statement (No. 333-59331), as amended through the date hereof and incorporated herein by reference.